UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM SB-2

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                        MEDIANET GROUP TECHNOLOGIES, INC.


        Nevada                        6770                         13-4067623
(State or jurisdiction         (Primary Standard                (I.R.S. Employer
  of incorporation or      Industrial Classification             Identification
    organization)                 Code Number)                       Number)

              1515 North Federal Highway, Boca Raton, Florida 33432
                                  561-392-4550
          (Address and telephone number of principal executive offices)

              1515 North Federal Highway, Boca Raton, Florida 33432
(Address of principal place of business or intended principal place of business)

                                 Gary S. Joiner
                             4750 Table Mesa Drive
                               Boulder, CO 80305
                                 (303) 494-3000

                               Agent for service:
                             INCORP Services, Inc.
                        6975 S. Eastern Avenue, Suite 1
                            Las Vegas, NV 89119-3146
                                  702-866-2500

Approximate date of proposed sale to the public:
As promptly as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE


Title of each class        Share amount to        Proposed              Proposed              Amount of
of securities to be        be registered          maximum               maximum               registration fee
registered                                        offering price        aggregate
                                                  per share             offering price
___________________        _______________        ______________        ______________        ________________
Common stock
$.001 par value              575,000(1)              $1.25                $  718,750              $ 58.14

Common stock
$.001 par value              500,000(2)              $1.65                $  825,000              $ 66.74

Total                        1,075,000                                    $1,543,750              $124.88


(1) Represents shares offered by selling shareholders. The offering price of $1.25 was established for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

(2) Represents shares offered by selling shareholders which may be offered and sold only upon exercise of an outstanding warrant. The offering price of $1.65 was established for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               Table of Contents

SUMMARY INFORMATION AND RISK FACTORS ..........................................4

SUMMARY .......................................................................4

RISK FACTORS ..................................................................6

USE OF PROCEEDS ..............................................................10

DETERMINATION OF OFFERING PRICE ..............................................10

DESCRIPTION OF BUSINESS ......................................................11

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS .....................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .................18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ...............20

EXECUTIVE COMPENSATION .......................................................21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...............................21

SELLING SECURITY HOLDERS .....................................................22

PLAN OF DISTRIBUTION .........................................................25

LEGAL PROCEEDINGS ............................................................26

DESCRIPTION OF SECURITIES ....................................................26

EXPERTS ......................................................................27

LEGAL MATTERS ................................................................27

FINANCIAL STATEMENTS ......................................................29-56


PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS ....................................57

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION ..................................57

RECENT SALES OF UNREGISTERED SECURITIES ......................................57

EXHIBITS .....................................................................58

UNDERTAKINGS .................................................................59

                                   PROSPECTUS

MEDIANET GROUP TECHNOLOGIES, INC.

This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus, of which 500,000 shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares. A total of 575,000 of the shares being offered will be sold by the selling stockholders at a price of $1.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale. A total of 500,000 of the shares, which may be issued and sold only upon the exercise of an outstanding warrant, will be sold by selling stockholder at a price of $1.65 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders. We may, however, receive gross proceeds of $750,000 from exercise of the outstanding warrant.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus will not be used before the effective date of the registration statement.

The selling stockholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.


                 The date of this Prospectus is June [ ] , 2003

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

MediaNet Group Technologies, Inc.
1515 North Federal Highway
Boca Raton, Florida 33432
561-392-4550

THE COMPANY

         MediaNet Group Technologies, Inc., ( "we," "us," "our," the "Company"), was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. In furtherance of its business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10SB.

         From the date of our incorporation through December 31, 2002, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In January, 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we had a change of control as the first step in the business acquisition process. ShutterPort, Inc., a Florida corporation, purchased 3,331,000 (or approximately 93%) of our issued and outstanding shares, from five of our major shareholders.

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Shutterport in a share exchange transaction. We issued one of our shares in exchange for each share of ShutterPort stock acquired. In addition, the 3,331,000 of the shares which Shutterport purchased on January 31, 2003, were surrendered for cancellation. As a result of the share exchange transaction, Shutterport became our wholl subsidiary.

         The former stockholders of Shutterport acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although Shutterport became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Shutterport, whereby Shutterport, is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

         ShutterPort and its operating divisions act as a web based application developer and branded service provider which operates, or intends to commence operations, in several related business areas. Following completion of the share exchange transaction with ShutterPort, we do not intend to directly engage in business operations, but we do intend to continue, and expand, the existing business operations of ShutterPort.

THE OFFERING

Common Stock Offered       The selling shareholders are offering up to 1,075,000
                           shares of our common stock, of which 500,000 shares may be issued and sold only upon exercise of an outstanding warrant. The selling shareholders will determine when they will sell their shares. A total of 575,000 of the shares being offered will be sold by the selling stockholders at a price of $1.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale. A total of 500,000 of the shares, which may be issued and sold only upon the exercise of an outstanding warrant, will be sold by the selling stockholder at a price of $1.65 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale.

Common Stock to be         We currently have a total of 6,581,566 shares of
Outstanding                common stock issued and outstanding. In the event the
                           outstanding warrant is fully exercised, we will then have a total of 7,081,566 shares issued and outstanding, including the 575,000 shares being offered for resale by the selling stockholders.


Use of Proceeds            We will not receive any of the proceeds from sale of
                           shares of common stock offered by the selling stockholders. We may, however, receive $750,000 from exercise of the outstanding warrant.

No Trading Market          Our common stock is not listed on any national
                           securities exchange, any NASDAQ stock market or the OTC Bulletin Board and there is no current underwriting arrangement in connection with this offering. There is no trading symbol for the common stock.

Determination of           Since we made the decision to file a registration
Offering Price             statement on behalf of the selling shareholders, we
                           also established the offering prices of $1.25 and $1.65 on behalf of the selling shareholders. The offering prices were arbitrarily determined and have no relationship to our assets, earnings, book value or any other generally accepted criteria of value.

Risk Factors               Investment in our common stock involves a high degree
                           of risk and immediate substantial dilution. Among the significant risk factors are (i) the fact that there is not currently a public market for our shares and no assurance that such a market will develop in the future, (ii) the fact that we are a development stage company with limited operating history, and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See "Risk Factors").

RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

LIMITED OPERATING HISTORY AND EARLY STAGE

Up to December 31, 2002 ShutterPort was a development stage entity that recently commenced an Internet business. Therefore, there is no meaningful operating history on which to base an evaluation of our proposed business and prospects. We are subject to all of the substantial risks inherent in the commencement of a new business enterprise. New enterprises in the early stage may encounter financial and operational difficulties and intense competition and failure to become profitable. There can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve sustainable profitability. Our prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with a developing business, the development and commercialization of internet websites based on innovative technology, and the high level of competition in the industry in which we operate. Additionally, we will be subject to all the risks incident to a rapidly developing business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors as competition with substantially larger companies.

NO MARKET FOR SECURITIES

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

NO ASSURANCE OF RECEIPT OF OFFERING PROCEEDS

We require substantial working capital to fund our business. We do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus, of which 500,000 shares may be issued and sold only upon the exercise of an outstanding warrant. Although we have agreed to pay all of the expenses of this registration, we will not receive any of the proceeds from sale of shares by the selling stockholders. We may receive up to $750,000 from exercise of the outstanding warrant, but the holder of the warrant is not obligated to exercise it and may elect not to exercise it. If no liquid market develops for our stock at a price in excess of the warrant exercise price of $1.50, it is likely that the holder of the warrant will not exercise it. If the warrant is not exercised, we will not receive the payment of the exercise price of the warrant.

NEED FOR ADDITIONAL CAPITAL

We have very limited funds, and our current operations are not profitable. There is also no assurance that we will achieve or maintain profitability in the future. As a result, we will require additional capital both to pay for current operations and to finance any growth or expansion of our b We have not currently identified any sources of available working capital, other than the possible receipt of up to $750,000 from exercise of the outstanding warrant. We may not receive any proceeds from exercise of the warrant. We may also be unable to locate other sources of capital or may find that capital is not available on terms which are acceptable to us. If we are not able to raise additional capital, our operations will be limited to those that can be financed with the modest capital which is currently available. In the past, members of our management have made loans to us in order to provide sufficient funds to pay monthly operating expenses. Management is not obligated to make additional loans and may elect not to do so. In order for us to significantly expand our business, we will require substantial additional working capital which is not expected to be provided by management.

MANAGEMENT TEAM AND THE NEED FOR ADDITIONAL PERSONNEL

Our success will be largely dependent upon the efforts of Mr. Martin Berns, Mr. Ivan Bial and Mr. Dennis Lane. Mr. Berns has an employment agreement with the Company through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors. We do not currently have employment agreements with Dennis Lane or Ivan Bial, and there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel would have a material adverse effect on our ability to commercialize its productions and programming or to develop related products. Our success is also dependent upon our ability to hire and retain additional qualified executives and creative marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel. We do not presently have "key man" life insurance with respect to our management.

RISKS ASSOCIATED WITH DEPENDENCE ON THE INTERNET

Our success will depend in large part on continued growth in, and the use of, the Internet. There are critical issues concerning the commercial use of the Internet that remain unresolved. The issues concerning the commercial use of the Internet which we expect to affect the development of the market for our products and services include such things as security, ease of access, reliability, quality of service, cost and availability of necessary increases in bandwidth. The adoption of the Internet for information retrieval and exchange, commerce and communications, particularly by those enterprises that have historically relied upon traditional means of commerce and communications, will generally require that these enterprises accept a new medium for conducting business and exchanging information. These entities will likely accept this new medium only if the Internet provides them with greater efficiency and an improved area of commerce and communication. Demand and market acceptance of the Internet are subject to a high level of uncertainty and are dependent on a number of factors, including the growth in consumer access to, and acceptance of, new interactive technologies, and the development of technologies that facilitate interactive communication between organizations and targeted audiences, and increases in user bandwidth. If the Internet fails to develop, or develops more slowly than we expect as a commercial or business medium, it will adversely affect our business.

UNPREDICTABILITY OF FUTURE OPERATING RESULTS

Our revenues and operating results may fluctuate significantly from quarter to quarter due to a number of factors, not all of which are in our control. These factors include:

         - our ability to attract and retain new customers and maintain customer satisfaction;

         - new Web sites, services and products introduced by us or by our competitors;

         - price competition;

         - decreases in the level of growth, use of, or consumer acceptance of, the Internet, loyalty and rewards programs and other on-line services for the purchase of consumer products;

         - our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner;

         - traffic levels on our Web sites and our ability to convert that traffic into customers;

         - technical difficulties or system downtime affecting the Internet or on-line services, generally, or the operation of our Web sites;

         - the failure of Internet bandwidth to increase significantly over time and/or an increase in the cost to consumers of obtaining or using Internet bandwidth;

         - government regulations related to use of the Internet for commerce or sales and distribution of natural products; and

         - general economic conditions and economic conditions specific to the Internet, on-line commerce and the software industry.

COMPETITION - INTERNET

The on-line commerce market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new Web sites at a relatively low cost. There are a multitude of "brand your own web site" companies and software products available and every site on the web will compete for attention with those which we create and maintain on behalf of our customers. In addition, all categories of the internet and rewards industries are intensely competitive. There are many loyalty/reward programs covering virtually every industry and product. These programs range from individual retail establishments to major corporations, to branded reward programs. Although we believe we can establish a niche as a provider of high quality portals and rewards program, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully.

COMPETITION - INTELLECTUAL PROPERTY

Although the Company owns the 1970's Howdy Doody library for worldwide rights of broadcast, video and DVD, the Company is fully aware that this type of product has many competitors, many or which are better financed and in a better position to place or sell their intellectual properties.

RAPID TECHNOLOGICAL CHANGE

To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our portal. The Internet and the on-line commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences and frequent product and service introductions. If competitors introduce products and services embodying new technologies or if new industry standards and practices emerge, then our existing Web sites, proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

         - both license and/or internally develop leading technologies useful in our business;

         - enhance our existing services;

         - develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers; and

         - respond to technological advances and emerging industry standards and practices on a cost- effective and timely basis.

The development of our Web sites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our Web sites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers may forego the use of our products and services and use those of our competitors.

ADDITIONAL GOVERNMENT REGULATION

Laws and regulations directly applicable to communications or commerce over the Internet are becoming more prevalent. The most recent session of the U.S. Congress resulted in Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material.
The European Union recently enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel, contracts and taxation apply to the Internet. In addition, the growth and development of the market for on-line commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business on-line. The adoption or modification of laws or regulations relating to the Internet could adversely affect our business.

PENNY STOCK RULES MAY LIMIT RESALE OPPORTUNITIES

There is no current trading market for the Shares and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. In the event a trading market does develop for our Shares, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the

NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker- dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

FORWARD LOOKING STATEMENTS

         Certain statements in this prospectus which are not statements of historical fact, are what are known as "forward looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future.
Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects, "and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page _. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward- looking statements to reflect events or circumstances after the date of this filing.

USE OF PROCEEDS

We will not receive any of the proceeds from sale of shares by the selling shareholders. We may, however, receive gross proceeds of up to $750,000 (before registration costs) from the exercise of the outstanding warrant to purchase up to 500,000 shares of the common stock offered hereby. We intend to use any proceeds received from the exercise of the warrant for working capital needs.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of common stock at a fixed price until our shares are quoted on the OTC Bulletin Board, or listed for trading or quotation in any other public market, and thereafter may sell their shares at prevailing market prices or prices which are privately negotiated at the time of sale. Since we made the decision to file a registration statement on behalf of the selling shareholders, we also established the initial fixed offering prices for the selling shareholders of $1.25 per share for 575,000 of the shares and $1.65 per share for the 500,000 shares which may be offered and sold only upon exercise of the outstanding warrant. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market. We have not applied for listing or quotation on any public market and there is no published bid or ask price which could be used as the basis for

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

setting the offering prices specified in this Prospectus. As a result, we arbitrarily selected the offering prices, and such prices do not have any relationship to any established criteria such as book value or current earnings per share. Also, because we have no significant operating history and have not generated any material revenues to date, the offering prices we set for our common stock are not based on past earnings, nor are they indicative of the current market value of the assets which we own.

DESCRIPTION OF BUSINESS

INTRODUCTION

         We are an early stage company, organized to become an on-line, business-to-business and business to consumer community portal to a variety of industries. We will act as an aggregator (to bring a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). Our goal is to build a network of customizable, comprehensive, user friendly, business and community portals on the World Wide Web and to become a leader in the rewards/loyalty industry.

We have a unique program that offers individuals and companies an opportunity to own a full portal that is private branded with their name. We administer, host and maintain the site and they have multiple revenue opportunities from product sales, camera/accessories sales, photo sharing sales, their own travel agency, advertising sales and a resellers agreement that allows them to sell the portal and PictureJudge applications to other businesses and individuals. (Each licensee becomes an additional sales agent, and as the number of licensees grows, so does the sales team.)

In the past 3 years, we have developed a brandable portal program that showcases many of the same features and functions of an MSN or Yahoo, and we have now successfully completed our test marketing.

We have established a strong team of strategic alliances and partners that supplement the Brand-A-Port applications including elements of these partner's backbones and support systems. The overall result is that the branded portals we build are perceived at a higher than cost value.

CURRENT AND FUTURE OPERATIONS

Our current operations and planned future operations involve several different interrelated businesses.

Our ShutterPort web site was introduced into the photography/images markets over the past 36-month period and offers a wide variety of image and photography-oriented content and features. It was the basis on which our Brand-A-Port web application was built.

Brand-a-Port is a unique brandable and customizable full portal application with many of the features and functions of Yahoo, MSN and AOL. The Brand-A-Port software can build full-scale, customizable portals with broad based features and functionality in just hours. The auto-replic feature allows companies, and internet service providers, a program that can personalize these portals, including photo, name and contact information for any number of individuals in just minutes.

We have been building the Brand-A-Port application model over the past 18 months and during this development stage have sold 30 such portals at an average price of $995 plus $79 per month for hosting and maintenance.

Each portal developed using the Brand-A-Port software offers options of including other proprietary programs such as a PictureJudge, a fun game that acts as a viral marketing tool and sticky application and can be customized with categories to match the demographics of each portal. This application includes many attractions including the ability to add voice and sound on photos so that people can actually hear the thoughts behind, and a description of, the photo they are looking at - directly from the person who posted it. The visitors also have the ability to send private email wires to members who post photos. We are also testing this program as a methodology of acquiring equity ownership in emerging internet companies. The first such venture is with www.puppetport.com.

BSP Rewards is a program which offers members up to 10% rewards added to any rewards already associated with their credit cards. This program allows participating merchants, manufacturers and service organizations the opportunity to become redemption centers and enjoy their full retail margins on redemptions. The program is offered FREE to member providers who auto-enroll their member base and then receive an override on all rewards earned by their members. BSP receives a percentage of all sales generated through the program. The BSP program is branded for each participating company and organization utilizing our Brand-A-Port software. We officially launched the BSP program at the end of 2002 and it is currently operational on the web at www.bsprewards.com. We have commenced sales to membership based organizations relative to producing a branded rewards program for them. Contracts have been signed with 2 companies and the first program can be seen at www.platinumvalues.com.

Memory Lane Syndications is the epicenter for our media business. We commenced operations of Memory Lane Syndications in January 2003 with the acquisition of the 130 color episodes of the 1970's Howdy Doody Show. We are now marketing these episodes world-wide for TV syndication and video sales. To date was have sold 1800 videos to a video wholesaler for sales through 2 catalogs.

We are in negotiations for other intellectual properties and products that we believe can benefit from the expertise and contacts of our management. We anticipate that each new product, alliance and partnership we are able to establish will have its own internet site/portal built through Brand When appropriate, we also plan to utilize the BSP Rewards program in conjunction with marketing of these products.

The Total Home View program incorporates a photo tour within a full-scale real estate oriented site and portal. This program is in development and we intend to introduce it to newspapers which in turn offer it to as an incentive to real estate brokers, associates and new home builders to encourage them to increase their classified advertising budgets. The premise is for the newspapers to offer the individualized portals FREE and then pay us a set monthly fee for each participant (from their increased ad revenue). We will also market this application to real estate related organizations with large sales staffs to utilize as an incentive to their agents. Each Total Home View portal can be auto- replicated and automatically customized with the broker/associate name and contact information. It allows participants to upload their own photo and biography and add full home photo tours, descriptions and audios for their listings.

PROPERTY AND FACILITIES

The Company leases approximately 500 sq. feet of office space in an executive suite of offices that provides conference room, reception area, secretarial and ancillary services. These premises are under lease until March 2004 at an approximate month cost of $1850.

MARKETING/PUBLIC RELATIONS AND ADVERTISING STRATEGIES

We realize that capturing a market necessitates large marketing and advertising expenditures for both the Brand-A-Port and BSP segments of our business.

Developing market acceptance for our existing and proposed projects will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform potential sponsors of the benefits and advantages of company products and achieve name recognition. There can be no assurance that we will be able to penetrate existing markets on a wide scale basis. We will rely, in part, on arrangements with third parties for the marketing of our products, including arrangements with other strategic partners. There can be no assurance that we or, any third parties with whom we contract, will be able to successfully market our products or that these efforts will result in any significant increase in revenues.

Although we have not required or expended major funds during our initial stages, ShutterPort and PictureJudge did launch successfully and are achieving a growing membership and visitor base and presently receive over 3 million page views per month.

We commenced, and continue to expand, a successful viral marketing campaign utilizing our proprietary photo rating game and by offering a free email service to visitors and members. Additionally, we receive industry publicity and have received an award from Photo Processing Magazine noting ShutterPort photo sharing as the 2nd best picture-sharing site on the web.

The Company believes that the merchants and member provider organizations involved with BSP Rewards program will devote substantial advertising and marketing funds to the program and that their marketing campaigns will help develop consumer awareness.

Additionally, the Company has concluded Joint Venture and Reseller arrangements with companies that could result in significant marketing benefits.

The Company philosophy is to sell its portals to individuals, companies, groups and organizations that will also act as a straight commission sales force for our entire product line.

The MemoryLane division plans to market the Howdy Doody TV show videos through distributors and resellers and through direct response media. The Company has commenced a marketing plan to offer the shows to various TV stations and Syndicators who in turn would air and market them to the general public.

SERVICES

PRODUCTS AND SERVICES PRICING: Depending upon the customization and product application of the Brand-a-Port portals and the arena to which we will market (web designers, business opportunity, corporate or home based business), the pricing will range from $95 to $3,495 for each portal.

The sales of the portal is actually the doorway to our income base goal of establishing recurring monthly hosting fees ranging from $15 to $250 per month, per site - plus a continuing percentage of product sales and advertising from all of the licensed sites.

We feel that our BSP Rewards program will generate a substantial portion of our income potential. Income sources include branded BSP sites, portals, and a continuing residual percentage of all participating merchant fees from the on line merchandise and gift certificates and in store retail sales to members. Gross revenues from the BSP Rewards program are projected to be approximately $16 per active member per month, which is the based on the industry average of approximately 4% of monthly member purchases through the system.

STRATEGIC ALLIANCES

We have formed strategic alliances and partnerships for all aspects of our business. We believe that these alliances and joint ventures will allow us to grow at a more rapid pace and prove to be substantially less costly.

There is no guarantee that we will be able to accomplish all of our alliance goals, but we have already signed marketing agreements or letters of intent with such companies and organizations as Consumer Benefit Services, IMC, VICI Marketing, Platinum Values and other member based and marketing organizations. We have has also signed many back-end and technical strategic partnerships with companies such as EZ Prints, Big Nose Posters, Travel1 and National Marketing Services.

CUSTOMERS

Our target markets include small, medium and large sized companies and organizations that will be able to utilize our product line and companies that already have an existing sales force or ability to act as a mass reseller for us. This potential market includes Membership Clubs, non-profit organizations, alumni associations and corporations and their marketing alliances and home based business sellers and network marketing companies.

COMPETITION

Our competition includes web designers, major software manufacturers, established loyalty/rewards companies and existing portals such as AOL, MSN and Yahoo. There are many companies that offer "do it yourself websites" but no one to date has introduced a brandable, community portal that can be customized by industry and feature. We also believe that the "We Give-We Redeem" feature of BSP Rewards and distribution methodology offers uniqueness to the loyalty program industry.

Other potential competitive advantages of our programs and applications include the following:

         DESIGN AND APPEAL. Despite the fact that the Internet is still a rather new forum within which to operate, we have the competitive luxury of being able to avoid the learning curve and disjointed web site assembly through which other web sites have had to suffer. Our portals are cohesive, fun, comprehensive in design and features and built to incorporate most of the desirable attributes of our competitors while adding certain critical features that they lack.

         EASE OF USE. Each of our portals is an industry-specific site, tailored in such a manner that the Internet user can quickly and easily find the community features and applications of his or her choice. Research has shown that Internet users who are derailed from their intended search are less likely to consider the Internet useful for their intended purpose. By comparison, our menu design and content has a pinpoint purpose, is easy to use, contains valuable information, offers links that facilitate results, and therefore has a much higher likelihood of repeat visits.

         SPEED TO MARKET. The Brand-a-Port program allows our customers, and the customers they sell to, the opportunity of launching a branded multi-million dollar looking portal in just hours.

         PRICING STRATEGY. Brand-a-Port and the content therein, including PictureJudge are priced at competitive levels and offer a perceived value much greater than their cost.

         BSP STRATEGY. Loyalty/Reward programs cost participating companies a substantial percentage of sales, but they are often used because of their proven results. BSP has added a profit factor to the standard loyalty programs by establishing each participating merchant/service as a redemption center allowing them to (1) enjoy the redemption profits and (2) generating a second influx of customer traffic for the redemption process. Additionally, the BSP plan offers financial incentives to organizations that have an existing membership base that they can auto-enroll into program.

EMPLOYEES

Presently, we have 3 employees and 3 independent contractors. The executives are Eugene Berns, Chairman, Martin Berns, Chief Executive Officer, Ivan Bial, Vice President/Sales.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Clamshell Enterprises, Inc., was organized under the laws of the State of Nevada on June 4, 1999 as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On May 22, 2003 we changed our name to MediaNet Group Technologies, Inc.

         On March 31, 2003 we completed the acquisition of all of the issued and outstanding shares of ShutterPort, Inc., a Florida corporation, in a share exchange transaction. The former stockholders of ShutterPort acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Although the result of the share exchange transaction was that ShutterPort became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of ShutterPort, whereby ShutterPort, was deemed to be the accounting acquirer and was deemed to have adopted our capital structure. Therefore, in our unaudited financial statements for the period ended March 31, 2003, which are included in this Prospectus, the financial information for periods prior to March 31, 2003 is that of ShutterPort alone, and the financial information as of March 31, 2003 is that of Clamshell and ShutterPort consolidated.

         All of our current operations are carried on through ShutterPort and its operating divisions. We anticipate that all planned future operations will also be carried on through ShutterPort and its operating divisions.

RESULTS OF OPERATIONS

         We currently have limited business operations primarily related to development of our Brand- A-Port software. This software has been in development for approximately 18 months and during this period we have sold a total of approximately 30 web portals at an average price of $995, plus a $79 per month fee for hosting and maintenance.

         We currently maintain a very low overhead of approximately $15,000 per month primarily by paying minimal remuneration to management and by maintaining operating expenses at a low level. However, our operations are not yet profitable, and we continue to require outside funding in order to continue business operations.

         For the fiscal year ended December 31, 2002, we had gross revenues from operations of $24,533, and a net loss of $156,860. For the three months ended March 31, 2003, we had gross revenues from operations of $13,159, and a net loss of $56,088.

         During the fiscal year ended December 31, 2002, net cash used in operations was $92,728, and during the three month period ended March 31, 2003, net cash used in operations was $34,672.
To date, we have funded this cash shortage and obtained the cash necessary to continue operations primarily through debt and equity transactions with management. As a result, as of March 31, 2003, we had outstanding loans from stockholders totaling approximately $200,000, of which $54,600 consists of short term loans due in July, 2003. The balance represents a long-term loan due June 30, 2004.

         Management believes we can continue current business operations without receiving any substantial capital investment because the web sites, portals and marketing materials for our various divisions are completed and ready for use. However, until operating revenues increase significantly, we will continue to require outside funding in order to maintain our operations. No specific commitments to provide additional funds have been made by management or by other stockholders and, as a result, there is no assurance that the necessary funding will be available. However, it is currently anticipated that management will continue to provide us with additional loans to supplement working capital, as necessary. Accordingly, Management believes that we can continue current business operations without requiring any substantial additional capital investment.

         On January 5, 2003, we completed the acquisition of 130 color episodes of the 1970's Howdy Doody television show. We intend to market this intellectual property through video sales and television and radio syndication.

         The purchase price for this acquisition consisted of a promissory note in the original principal amount of $675,000 plus issuance of 200,000 shares of our common stock. The promissory note bears an annual interest rate of approximately 6% and the total principal amount of the note matures on January 5, 2012. We have the option of paying the interest due under this note either in cash or through issuance of shares of our common stock. If we elect to make payment of interest through issuance of shares, the number of shares is computed based on 60% of the average bid price for our common stock for the 10 trading days ending on the interest payment date.

         During the first quarter of 2003 we completed the sale of 1800 videos to a video wholesaler for resale through two catalogs.

PLAN OF OPERATION

         Our plan of operations is to seek to simultaneously develop several aspects of our business. The timing and the extent to which we are able to implement our plan will primarily be dependent upon our ability to obtain outside working capital. Although management believes we have established a base through which we can continue to grow even without obtaining outside working capital, receipt of such capital would allow us to enhance our existing applications and commence a speedier and more complete marketing program.

         The three areas in which we intend to focus our development efforts are:

                  (1) Licensing our applications for Brand-A-Port, Total Home View and PictureJudge, to maximize the monetary potential through multiple upfront and residual revenue centers structured within these divisions.
                  (2) Establishing our BSP loyalty/rewards program on a national level through strong affinity partners that can produce residual revenues.
                  (3) Re-establishing the name and recognition value of our Howdy Doody library and commencing marketing activities of the intellectual property library that can produce residual revenues.

LICENSING BRAND-A-PORT

         It is our intention to seek to license and establish a worldwide affiliated Network of internet portals utilizing our Brand-A-Port application software. This program design is the cohesive element that ties all of our divisions together in a self contained partnership group.

         Our Brand-A-Port Internet Network model tracks that of a television network. We license the content, look and feel of the portal to individuals and companies and then customize and co- brand the portal in the client's name. It is our plan that many of these individual, corporate and organization affiliates will also become the sales agents for our programs and receive commissions and overrides on portal sales, monthly hosting fees and product sales.

         Our Brand-A-Port Network may be marketed to both large and small companies. In the event we are able to raise sufficient working capital we intend to shift our marketing efforts more towards larger companies. However, while our working capital is limited, we cannot effectively market to larger companies because their sales cycles are longer and more costly. Whereas smaller companies are able to utilize the Brand-A-Port program, they must do this on a limited basis. Major membership clubs, organizations and companies would have the ability to order branded portals in larger numbers which would greatly enhance our potential revenue stream.

BSP REWARDS PROGRAM

         The BSP Rewards program is a unique Rewards and Loyalty Program. This program is offered free to member providers who auto-enroll their member base and then receive an override on all rewards earned by their members. We intend to use our Brand-A-Port software to brand the BSP program for each participating company and organization.

         Contracts have been signed with two companies and this program has commenced limited operations. As with the Brand-A-Port program, it is our intention to market the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of quickly expanding the BSP membership base to a much greater participating group which would greatly enhance our potential revenue stream. However, we would require substantial working capital prior to commencing marketing efforts directed at larger organizations and such efforts can be time consuming and costly.

HOWDY DOODY LIBRARY

         It is our intention to seek to re-establish the name and recognition value of our Howdy Doody intellectual library in a number of ways. We have commenced Initial marketing efforts directed toward sales of videos to wholesalers and limited sales have been generated. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital.

         At the present time we are also editing some of the Howdy Doody episodes. In the event we are able to obtain the necessary working capital, we intend to offer these episodes on a syndicated TV basis and also as a syndicated radio show. These episodes may be licensed to stations for cash, advertising minutes or a combination thereof. We also intend to seek to capitalize on the airing of the shows by offering the videos on a direct to consumer marketing effort and/or as an advertising vehicle to attract major retailers and mass merchandisers by using the advertising minutes generated to promote the Howdy Doody video library at participating retail outlets.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages and titles of our Executive Officers and Directors as of the date of this Prospectus are as follows:

Name                  Age       Position

Martin A. Berns       66        Chief Executive Officer, President and Director
                                since March 31, 2003

Eugene H. Berns       66        Chairman and Director since March 31, 2003

Ivan L. Bial          57        Secretary, Director and Chairman of the Audit
                                Committee since March 31, 2003

Joseph Porrello       58        Director since March 31, 2003

Dennis Lane           55        Director since March 31, 2003

The directors named above will serve until the first annual meeting of the Company's stockholders following completion of the share exchange transaction, or until their successors have been appointed. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting.

Biographical Information

MARTIN A. BERNS.

         Mr. Berns has 40 years of experience as a marketing consultant, including advertising, TV commercial and show production. Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company. He was Associate Producer of the "Jelly Bean Jungle" television series, and acted as Coordinating Producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show. Mr. Berns' background includes developing marketing plans and the subsequent establishment, training and administration of large sales organizations for national companies.

EUGENE H. BERNS.

         Mr. Berns served 23 years as Vice President of sales and marketing, and as a member of the Board of Directors for one of South Florida's largest American Stock Exchange community builders.
Mr. Berns has extensive background in sales and marketing, and is responsible for over 2 billion dollars of sales with his former companies. Additionally, he held many leadership positions in the shelter industry, including past President of the Gold Coast Builders Aand currently serves on many state and national committees. He is the recipient of numerous industry awards. Mr.
Berns also serves as President of Housing Marketing Team, a marketing consultation company whose services include local and national shelter industry market trend analysis, individual and multiple community marketing programs.

IVAN BIAL.

         A second-generation member of the photo community, Mr. Bial grew up in the industry. In high school he worked part-time in camera stores and photo labs. He served as Vice President and General Manger of Southern Photo Service of Hollywood, Florida, the oldest independent color photo-finishing lab in the United States. Southern Photo Service operated 12 retail stores, 2 satellite photo-labs and a successful professional and amateur mail order division with 165 employees. Additionally, he was a leader in the one-hour photo industry with 55 Minute Photo, a chain of o hour labs and studios, followed by All American Photo Service. He served as a consultant to Blockbuster Entertainment for their multi-store test of one-hour photo labs. Mr. Bial has additional experience as a National Sales Manager in the telecommunications, software and publishing industry, and is a Member of the Society of Photo Finishing Engineers.

JOSEPH PORRELLO.

         Mr. Porrello is President of Marketing Consultant Plus and recently served as the Chief Marketing Officer of VICI Marketing Group, Inc., one of the nation's largest and most prestigious direct marketing companies. Mr. Porrello is a highly regarded leader in the audio/video industries, and has received over 90 gold, platinum, and Emmy awards. He is responsible for over $600 million in retail sales, and has numerous contacts in the production, distribution and retail video industries.
Mr. Porrello is a Producer and Executive Producer of video productions, and assists the company in reaching the video and direct marketing segments of the market.

DENNIS LANE.

         Mr. Lane is the Director of International Operations of the company's MemoryLane Syndication division. Previously he was co-founder and former President and CEO of Restaurant.com, Inc. Founded in 1997, Restaurant.com is an on-going major success story in the world of dot-com's. Lane's responsibilities, in addition to overseeing the incubation of Restaurant.com, was to oversee the national sales efforts, including the development and training of a corps of sales executives, throughout the country. Lane was responsible for securing and directing the initial relationship between Restaurant.com and its largest marketing partner, an international NYSE listed company whose year 2000 income exceeded twenty-two billion dollars. Mr. Lane also served as a marketing consultant to CallMe Corporation, an internet application development company.

         Mr. Lane spent well in excess of 20 years as a senior executive in the television industry. He worked in various sectors of multi-media marketing, program development, operations and sales management in both network and independent television. In addition to Lane's management responsibilities, his successes include the development of national marketing programs that often incorporated the participation of Fortune 500 companies. Mr. Lane also founded and served as President of the POS Network, an in-store network of point of sales television commercials the retail industry labeled "the last word in buying decisions." He has worked with most of the nation's largest advertising agencies. Lane has incorporated his network television marketing experience with a series of loyalty programs in conjunction with important retail companies throughout the U.S.

Martin Berns and Eugene Berns are brothers.

None of the directors serves as a director for any other reporting company.

There are no other significant employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

                                          Number of Shares
Name and Address                         Beneficially Owned     Percent of Class

Martin A. Berns (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................       2,000,000                30.4%

Eugene H. Berns (1) (5)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         552,500                 8.4%

Ivan L. Bial (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         700,000                10.6%

Joseph Porrello (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................          55,552                 0.8%

Dennis Lane (1)
1515 N. Federal Hwy., Suite 300
Boca Raton, FL 33432 .................         250,000                 3.8%

Steve Adelstein
624 West Tropical Way
Plantation, FL 33317 .................         685,000                10.4%

Mid-Continental Securities Corp.
5150 Tamiami Train North, Ste. 202
Naples, FL 34103 .....................         500,000                 7.6%

All officers and directors (5 persons)       3,558,052                  54%

(1) The person listed is an officer, a director, or both, of the Company.
(2) Mr. Lane is the President of Laneco, which owns 16,666 shares, and he thereby claims beneficial ownership of 16,666 shares.
(3) Mr. Adelstein is the President of AUW, Inc., a company which owns 220,000 shares, and he thereby claims beneficial ownership of 220,000 shares.
(4) Includes 500,000 shares of which Mid-Continental Securities Corp may be deemed to be the beneficial owner because it has the right to acquire such shares at any time upon exercise of an outstanding stock purchase warrant.
(5) Includes 52,500 shares owned by Justin Berns, the son of Eugene Berns.

EXECUTIVE COMPENSATION

         None of our officers or directors received any salary remuneration during the fiscal year ending December 31, 2002. Until we acquire additional capital, it is not intended that any officer or director will receive salaries although Mr. Bial and Mr. Lane receive consulting fees of $1300 and $1000 per month respectively. Mr. Martin Berns has an employment agreement with the Company commencing January 1, 2003 through December 31, 2005 at an annualized base salary of $40,000 per year, plus normal fringe benefits. Additionally Mr. Berns shall receive from time to time, bonuses as determined by the Board of Directors. and the only other payments are for reimbursement of out-of-pocket expenses incurred on our behalf. We do not have any stock option, retirement, pension, or profit-sharing programs for the benefit of our directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Berns and Eugene Berns are brothers.

         From time to time, Officers and Directors and related companies loan funds to us. At March 31, 2003, the total of said loans was $200,234.

         On January 5, 2003, we closed on an agreement with Adelstein Productions, Inc, a Florida corporation, to acquire 130 color episodes of the 1970's Howdy Doody television show.

Steve Adelstein is the controlling shareholder of Adelstein Productions, Inc, and is the direct and indirect beneficial owner of 685,000 shares (approximately 10.4%) of our issued and outstanding common stock.

         The purchase price for acquisition of the Howdy Doody episodes included issuance of 200,000 shares of our common stock to Adelstein Productions, Inc., and the execution of a promissory note in the principal amount of $675,000. The note bears an annual interest rate of approximately 6%. The initial interest payment was required to be paid simultaneously with the issuance of the note. Otherwise, accrued interest on the note is payable annually in arrears. We have the option of paying interest on the note either in cash or through the issuance of shares of our common stock.. In the event interest is paid by issuance of shares, the number of shares to be issued is computed based on a share price equal of 60% of the average bid price for our stock for the 10 trading days ending on the interest payment date. We issued 40,000 shares of our common stock valued at approximately $1.00 per share in satisfaction of the initial interest payment.

         The outstanding principal amount of the note, and all accrued but unpaid interest, is convertible at any time, at the option of the holder, into shares of our common stock based on a conversion price of $1.50 per share, subject to certain equity adjustments.

         We have the right to offset a maximum of $75,000of direct out-of-pocket expenses which we pay, including legal fees, used to defend any third party claims relating to ownership of the Howdy Doody episodes which we purchased.

SELLING SECURITY HOLDERS

This Prospectus relates to the offer and sale of 1,075,000 shares of our common stock by the selling stockholders identified in this Prospectus, of which 500,000 shares may be issued and sold only upon the exercise of an outstanding warrant. The selling stockholders will determine when they will sell their shares. A total of 575,000 of the shares being offered will be sold by the selling stockholders at a price of $1.25 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale. A total of 500,000 being offered, which may be issued and sold only upon the exercise of an outstanding warrant, will be sold by the selling stockholder at a price of $1.65 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or at privately negotiated prices at the time of sale.

The following table sets forth information concerning the selling security holders including:

         1. the number of shares owned by each selling security holder prior to this offering;

         2. the total number of shares that are to be offered for each selling security holder;

         3. the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering; and

         4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

         Other than the relationships described herein, none of the selling shareholders has any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Dennis Lane ...........................    250,000          3.80        50,000       200,000         3.04%
Herb Hirsch ...........................    252,500          3.84        32,500       220,000         3.34%
Jack Adler ............................    255,000          3.87        32,500       325,000         4.94%
Jodi Berns ............................    100,000          1.52        30,000        70,000         1.06%
Stacey Berns ..........................    100,000          1.52        30,000        70,000         1.06%
AUW, Inc ..............................    220,000          3.34        20,000       200,000         3.04%
Edith Silverman .......................     45,000          0.68        20,000        25,000         0.38%
Justin Berns ..........................     52,500          0.80        18,750        33,750         0.51%
Tammi Shnider .........................    180,000          2.73        15,000       165,000         2.51%
Todd Adelstein ........................    180,000          2.73        15,000       165,000         2.51%
Steven Adelstein ......................    465,000          7.07        15,000       450,000         6.84%
Ryan Shnider ..........................     25,000          0.38        15,000        10,000         0.15%
Todd Berns ............................     72,500          1.10        15,000        57,500         0.87%
Mark Anthony ..........................     31,000          0.47        15,500        15,500         0.24%
Jake Weisbarth ........................     50,000          0.76        10,000        40,000         0.61%
Joseph Porrello .......................     55,552          0.84        10,000        45,552         0.69%
Todd Berns ............................     72,500          1.10        10,000        62,500         0.95%
Gus Guilbert ..........................     20,000          0.30        10,000        10,000         0.15%
William Strauss .......................     20,000          0.30        10,000        10,000         0.15%
Larry Lipman ..........................     20,000          0.30        10,000        10,000         0.15%
Donald Korn ...........................     50,000          0.76         5,000        45,000         0.68%
Brad A. Moss ..........................     25,000          0.38         5,000        20,000         0.30%
William Stimack .......................     20,000          0.30         5,000        15,000         0.23%
Schifino & Fleischer ..................     10,000          0.15         5,000         5,000         0.08%
David Skinner .........................     15,000          0.23         5,000        10,000         0.15%
Ron Donofrio ..........................     30,000          0.46         5,000        25,000         0.38%
Steve Sanders .........................     25,000          0.38         5,000        20,000         0.30%
Easter Wallace ........................     10,000          0.15         5,000         5,000         0.08%
Francine Moss .........................     15,000          0.23         5,000        10,000         0.15%
James Charles .........................     10,000          0.15         5,000         5,000         0.08%
Richard Starke ........................     10,000          0.15         5,000         5,000         0.08%
Dominick Pope .........................     10,000          0.15         5,000         5,000         0.08%
Bob & Rita Brand JTWROS ...............     20,000          0.30         5,000        15,000         0.23%
Jack Drury ............................     10,000          0.15         5,000         5,000         0.08%
Cosmo A. Palmieri .....................     10,000          0.15         5,000         5,000         0.08%
Candance Pioppi .......................     10,000          0.15         5,000         5,000         0.08%
Gary Bryant ...........................     10,000          0.15         5,000         5,000         0.08%
Joseph H. & Sandra Dowling JTWROS .....     10,000          0.15         5,000         5,000         0.08%
Tom & Patty Clarkson ..................     15,000          0.23         3,750        11,250         0.17%
Col Shelley Lea Bennett ...............      6,000          0.09         3,000         3,000         0.05%

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Zand, Fischer, Muroff & Platzer .......      5,000          0.08         2,500         2,500         0.04%
Peter J. Luthringer & Lisa M. Luthinger      5,000          0.08         2,500         2,500         0.04%
Gary Serota ...........................     16,666          0.25         2,500        14,166         0.22%
Gerald F. Van Fleet ...................      5,000          0.08         2,500         2,500         0.04%
Richard Martel ........................      5,000          0.08         2,500         2,500         0.04%
Steve Bushanski .......................      5,000          0.08         2,500         2,500         0.04%
James Yagielo .........................     10,000          0.15         2,250         7,750         0.12%
Thomas J. Walsh .......................      4,000          0.06         2,000         2,000         0.03%
Kevin Hacker ..........................      4,000          0.06         2,000         2,000         0.03%
Tom Hill ..............................      2,500          0.04         1,250         1,250         0.02%
Elaine H. Goodman C/F Lindsey Goodman .        300          0.00           300             0         0.00%
Elaine Goodman ........................        100          0.00           100             0         0.00%
Jose Acevedo ..........................        750          0.01           750             0         0.00%
Eza Antonacci .........................        750          0.01           750             0         0.00%
Janet S ...............................        750          0.01           750             0         0.00%
Lewis M. Barbanel .....................        750          0.01           750             0         0.00%
Janet S. Brandes ......................        750          0.01           750             0         0.00%
Michael Castle ........................        750          0.01           750             0         0.00%
James  Herbst .........................        300          0.00           300             0         0.00%
Donald Johnston .......................        250          0.00           250             0         0.00%
Concetta Leva .........................        250          0.00           250             0         0.00%
Paula Leva ............................        750          0.01           750             0         0.00%
Tina Leva .............................        300          0.00           300             0         0.00%
Elliot Nathan .........................        750          0.01           750             0         0.00%
Lloyd C. Nathan .......................        750          0.01           750             0         0.00%
Damian Park ...........................        500          0.01           500             0         0.00%
Geetika Rametra .......................        500          0.01           500             0         0.00%
Rahul Rametra .........................        500          0.01           500             0         0.00%
Denna M. Rodriquez ....................        100          0.00           100             0         0.00%
Robert A. Silverman ...................        750          0.01           750             0         0.00%
Stanley Yankelowitz ...................        750          0.01           750             0         0.00%
George A. Bleem .......................      2,000          0.03         2,000             0         0.00%
Anna V. Herbst ........................      3,000          0.05         3,000             0         0.00%
Stephen Howard ........................      2,000          0.03         2,000             0         0.00%
Dora K. Kiraly ........................      1,000          0.02         1,000             0         0.00%
Thomas C. Kloss .......................      2,000          0.03         2,000             0         0.00%
Attila Kovacs .........................      1,000          0.02         1,000             0         0.00%
Juan P. Martin ........................      1,000          0.02         1,000             0         0.00%
Betty J. Palmieriri ...................      2,000          0.03         2,000             0         0.00%
Pietro Royondi Foundation .............      2,500          0.04         2,500             0         0.00%
Vijay Rametra & Savita Rametra JT TEN .      1,000          0.02         1,000             0         0.00%

                                            Shares                                    Shares             %
                                             Owned       % Owned                       Owned         Owned
                                            Before        Before        Shares         After         After
Name Of Selling Shareholder               Offering      Offering       Offered      Offering      Offering
___________________________               ________      ________       _______      ________      ________
Preston R. Reeder .....................      1,600          0.02         1,600             0         0.00%
Jason R. Reynolds &
 Shannon Reynolds JT TEN ..............      2,000          0.03         2,000             0         0.00%
Thomas A. Sbrocco .....................      5,000          0.08         5,000             0         0.00%
Thomas Walsh ..........................      2,000          0.03         2,000             0         0.00%
Todd A. Warosh &
 Julia A. Warosh JT TEN ...............      2,000          0.03         2,000             0         0.00%
Shelly Lea Bennett ....................      2,000          0.03         2,000             0         0.00%
Kevin Hacker ..........................      2,000          0.03         2,000             0         0.00%
James  Herbst .........................        300          0.00           300             0         0.00%
James W. Herbst .......................      5,000          0.08         2,500             0         0.00%
Lisa M. Luthringer &
 Peter J. Luthringer JT TEN ...........      1,500          0.02         1,500             0         0.00%
Howard Levine .........................      3,333          0.05         1,750         1,583         0.02%
Gina M. Scialla .......................     40,000          0.61        20,000        20,000         0.30%
Mid-Continental Securities Corp. ......    500,000          7.06       500,000             0         0.00%
                                         ---------                   ---------     ---------
                           Total ......  3,445,301                   1,075,000     2,470,301


PLAN OF DISTRIBUTION

         This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. Selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (i) transactions in the over-the-counter market; (ii) transactions on a stock exchange that lists our common stock; or (iii) transactions negotiated between selling stockholders and purchasers, or otherwise.

         Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

         Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

         We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. We may, however, receive proceeds of up to $750,000 (before registration costs) from the exercise of warrants to purchase up to 500,000 shares of common stock offered hereby. We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $25,000. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule.
Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock par value $.001, of which 6,581,566 shares are currently issued and outstanding. We will have 7,081,566 shares issued and outstanding in the event the outstanding warrant in fully exercised. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

         Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets which are available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all unissued shares when offered and sold, will be duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of then existing stockholders may be diluted.

PREFERRED STOCK

         We are authorized to issue 5,000,000 shares of Preferred Stock, par value $.01, which may be issued in one or more series at the discretion of the Board of Directors. There are no Preferred Shares currently issued and outstanding.

WARRANT TO PURCHASE COMMON STOCK

         On January 5, 2003 we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrant expires on December 31, 2005 unless it has previously been exercised. The holder of the warrant, Mid-Continental Securities Corp, may exercise all or any portion of the warrant at any time until December 31, 2005, by providing us with notice of exercise and by paying the exercise price of $1.50 per share for each share being purchased.

TRANSFER AGENT

The Company's Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas, Suite 707, Phoenix, AZ 85017.

EXPERTS

The financial statements of ShutterPort, Inc., which include the balance sheet as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001 included in this prospectus are reliant on the audit report of Livingston, Wachtell & Co, LLP, independent certified public accountants, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

LEGAL MATTERS

The validity of our shares of common stock being offered by this prospectus are being passed upon for us by Frascona, Joiner, Goodman and Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305.

                         INDEX TO FINANCIAL STATEMENTS


SHUTTERPORT, INC.
Audited Financial Statement for the Year Ended December 31, 2002 and 2001

Independent Auditors Report ..................................................29

Balance Sheets - For the year ended
         December 31, 2002 and 2001 ..........................................30

Statements of Operations - For the year ended
         December 31, 2002 and 2001 ..........................................31

Statements of Stockholders Deficiency - For the year ended
         December 31, 2002 and 2001 ..........................................32

Statements of of Cash Flows - For the year ended
         December 31, 2002 and 2001 ..........................................33

Notes to the Financial Statements - For the year ended
         December 31, 2002 and 2001 .......................................34-42


CLAMSHELL ENTERPRISES, INC. (NOW KNOWN AS MEDIANET GROUP TECHNOLOGIES, INC) Unaudited Financial Statements for the Periods Ended March 31, 2003 and 2002

Condensed Consolidated Balance Sheets ........................................43

Condensed Consolidated Statements of Operations ..............................44

Condensed Consolidated Statements of Cash Flows ..............................45

Notes to the Condensed Consolidated Financial Statements ..................46-56

To the Board of Directors and Shareholders
Shutterport, Inc.
Boca Raton, Florida


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheets of Shutterport, Inc. as of December 31, 2002 and 2001 and the related statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used asignificant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shutterport, Inc. as of December 31, 2002 and 2001 and tresults of its operations and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financials, the Company has suffered recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability tcontinue as a going concern. Management's plans with regard to these matters are also described iNote 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Livingston, Wachtell & Co., LLP

New York, New York
January 24, 2003

                                SHUTTERPORT, INC.

                                 BALANCE SHEETS
                                                              December 31,
                                                            2002         2001
                                                            ----         ----
                                     ASSETS
Current assets
   Cash and cash equivalents ...........................  $     344   $       -
   Accounts receivable - net ...........................      1,000           -
                                                          ---------   ---------
      Total current assets .............................      1,344           -
                                                          ---------   ---------

Property and equipment, net ............................      8,826      12,279
                                                          ---------   ---------
Other assets
   Website and software development costs - net ........    123,547     168,637
   Trademark ...........................................      4,000       4,000
                                                          ---------   ---------
      Total other assets ...............................    127,547     172,637
                                                          ---------   ---------

      Total assets .....................................  $ 137,717   $ 184,916
                                                          =========   =========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities
   Bank overdraft ......................................   $      -   $   2,035
   Accounts payable and accrued liabilities ............     30,660      23,099
   Due to shareholder ..................................     54,600      35,000
                                                          ---------   ---------
      Total current liabilities ........................     85,260      60,134

Other liabilities
   Due to shareholders .................................    156,605      99,398
                                                          ---------   ---------
      Total liabilities ................................    241,865     159,532
                                                          ---------   ---------

Commitments and contingencies

Stockholders' deficiency
   Common - no par value -
      50,000,000 shares authorized;
      shares issued and outstanding
      5,686,662 in 2002 and 4,671,110 in 2001 ..........    705,733     678,405

   Deficit .............................................   (809,881)   (653,021)
                                                          ---------   ---------
      Total stockholders' equity (deficiency) ..........   (104,148)     25,384
                                                          ---------   ---------
                                                          =========   =========
      Total liabilities and stockholders' deficiency ...  $ 137,717   $ 184,916
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.

                            STATEMENTS OF OPERATIONS


                                                       Years Ended December 31,

                                                        2002             2001
                                                        ----             ----


Revenues .......................................      $  24,533       $  28,296



Cost of sales ..................................        135,287         502,328
                                                      ---------       ---------


                  Gross loss ...................       (110,754)       (474,032)


Operating expenses .............................         42,838          43,892
                                                      ---------       ---------


                  Loss from operations .........       (153,592)       (517,924)


Interest expense ...............................          3,268           5,025
                                                      ---------       ---------


                  Net loss .....................      $(156,860)      $(522,949)
                                                      =========       =========


   The accompanying notes are an integral part of these financial statements.

                                            SHUTTERPORT, INC.

                                 STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                     Common Stock
                                                     ------------

                                                 Number
                                               of Shares       Amount        (Deficit)         Total
                                               ---------       ------        ---------         -----
Balance - January 1, 2001 ...............      4,400,326      $ 315,266      $(130,072)      $ 185,194


Net loss for the year ...................              -              -       (522,949)       (522,949)


Common stock issued for services at $0.05         91,502          4,575              -           4,575


Common stock issued for services and
cash at $2.00 ...........................        179,282        358,564              -         358,564


                                               ---------      ---------      ---------       ---------

Balance - December 31, 2001 .............      4,671,110        678,405       (653,021)         25,384


Net loss for the year ...................              -              -       (156,860)       (156,860)


Common stock issued at $2.00 ............          5,000         10,000              -          10,000

Common stock issued at $0.01 ............        830,000          8,300              -           8,300

Common stock issued for services at $0.05        180,552          9,028              -           9,028

                                               ---------      ---------      ---------       ---------

Balance - December 31, 2002 .............      5,686,662      $ 705,733       (809,881)      $(104,148)
                                               =========      =========      =========       =========


               The accompanying notes are an integral part of these financial statements.

                                                   32

                                SHUTTERPORT, INC.

                            STATEMENTS OF CASH FLOWS
                                                               Years Ended
                                                               December 31,
                                                            2002         2001
                                                            ----         ----
Cash flows from operating activities:
     Net loss ..........................................  $(156,860)  $(522,949)

     Adjustment to reconcile net income to net cash
     provided by operating activities:
           Depreciation and amortization ...............     48,543      48,389
           Common stock issued for services ............      9,028           2

     Changes in operating assets and liabilities:
           Accounts receivable, net ....................     (1,000)          -
           Accounts payable ............................      7,561      23,099
                                                          ---------   ---------

     Net cash used in operating activities .............    (92,728)   (153,322)
                                                          ---------   ---------
Cash flows from investing activities:
     Purchases of property and equipment ...............          -      (1,536)
                                                          ---------   ---------

     Net cash used in investing activities .............          -      (1,536)
                                                          ---------   ---------
Cash flows from financing activities:

     Bank overdraft ....................................     (2,035)      2,035
     Common stock issued ...............................          1      65,000
     Due to shareholders, net ..........................          7      87,428
                                                          ---------   ---------

     Net cash provided by financing activities .........          9     154,463
                                                          ---------   ---------

Net increase (decrease) in cash and cash equivalents ...        344        (395)

Cash and cash equivalents - beginning of year ..........          -           3
                                                          ---------   ---------

Cash and cash equivalents - end of year ................  $     344  $        -
                                                          =========   =========

Supplemental disclosure of cash flow information:

     Cash paid during the year for interest ............  $       3   $   5,025
                                                          =========   =========

Non-cash transactions:

     Stock issued for services rendered ................  $       9   $ 298,139
                                                          =========   =========

   The accompanying notes are an integral part of these financial statements.

                                SHUTTERPORT, INC.
                          NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Shutterport, Inc. (the "Company") formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated early in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

CAPITAL RESOURCES AND BUSINESS RISKS

The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2002 and 2001, current liabilities exceeded current assets by $83,916 and $60,134, respectively.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2002, the Company had an accumulated deficit of $809,881. The Company also realized net losses of $156,860 and $522,949 for the years ended December 31, 2002 and 2001, respectively.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common sof the Company.
Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dmerger or sale of the Company's assets.

RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

On April 6, 2000, the three founders of the Company issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 pshare.

In June 2000, the Company entered into a service agreement with 411now.com,Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

In June 2000, the Company entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services at December 31, 2002 and 2001 was 536,380 and 355,828, respectively. The Company recognized the cost attributed to these shares ithe amount of $.05 per share at the time of issuance.

From inception to December 31, 2002, 111,000 shares have been purchased by various investors for $2.00 per share.

USE OF ESTIMATES

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATE

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2002 and 2001.

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The C revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, arevenue from the arrangement is recognized ratably over the term of the arrangement.

Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance sare recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2002 and 2001.

Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash fsimilar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2002 and 2001, revenue derived from barter transactions were not significant.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

EQUIPMENT

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting pon the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                         Estimated Useful Lives

Computer Equipment                              5 years

OTHER ASSETS

The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accountin for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent tsuch costs are expected to be recovered through future sales of the product. Mis required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those aare less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees cby 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $45,090 for 2002 and 2001. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                                Years     Amount
                                 2003    $45,090
                                 2004    $45,090
                                 2005    $33,367

The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the vof trademark recorded in the accompanying financial statements.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

EQUITY BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles
Board Option No. 25 (APB), "Accounting for Stock Issued to Employees."
Under APB No.
25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of tasset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                     Years Ended December 31,
                                                      2002              2001
                                                      ----              ----
NUMERATOR FOR BASIC AND DILUTED LPS
    Net loss to common shareholders .........      $  156,860       $   522,949
                                                   ==========       ===========
DENOMINATOR FOR BASIC AND DILUTED LPS
    Weighted average shares
    of common stock outstanding .............       5,345,881         4,507,518
                                                   ==========       ===========

    LPS - Basic and diluted .................      $     (.03)      $      (.12)
                                                   ==========       ===========

3. STOCKHOLDERS' LOANS

The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short-term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures iJuly 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long-term note of $156,605 is non-interest bearing and is due June 30, 2004.

The total interest paid on the above notes is $3,268 and $5,025, for the years ended December 31, 2002 and 2001, respectively.

4. EQUIPMENT

   Equipment at cost consists of:
                                           Years Ended December 31,
                                                 2002     2001
                                                 ----     ----

               Computer software and equipment  $17,263  $17,263

               Less: accumulated depreciation     8,437    4,984
                                                -------  -------

                        Total ................  $ 8,826  $12,279
                                                =======  =======

Depreciation expense for the years ended December 31, 2002 and 2001 was $3,453 and $3,299, respectively.

5. INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

As of December 31, 2002, the Company has available federal net operating loss carryforwards of approximately $ 482,000 to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

The utilization of the net operating loss may be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration othe net operating loss before its utilization.

6. CAPITAL STOCK, STOCK OPTION PLAN AND WARRANT TRANSACTIONS

The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $0.00 par value. A total of 5,686,662 and 4,671,110 shares of Common Stock are outstanding as of December 31, 2002 and December 31, 2001, respectively. Each share of capital stock entitles the holder thereof tone vote at each meeting of the stockholders of the Company.

The Company has adopted an Incentive and Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan.

Options may be granted to all eligible employees of the Company, iofficers and non-employee directors and others who perform services for the Company. There are no outstanding options as of December 31, 2002 and 2001.

The Company has issued 500,000 warrants entitling the holders to purchase 500,000 common shares at a price of $1.50, expiring December 31, 2005.

7. LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

8. COMMITMENTS AND CONTINGENCIES

The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. . The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

9. SUBSEQUENT EVENTS

On January 31, 2003, the Company entered into a stock purchase agreement (the "Agreement") with Clamshell Enterprises Inc. ("Clamshell"), a Nevada corporation, relating to the purchase of 3,331,000 shares or approximately 93% of the issued and outstanding common stock of Clamshell. Clamshell has engaged in no significant operations other than the acquisition of capital for general and administrative expenses and registration of its securities under the Securities Exchange Act of 1934.

The shares being purchased are currently being held by 5 shareholders of Clamshell. The total purchase price is $35,000, of which a $10,000 deposit was paid at texecution of the agreement and $15,000 is payable at the closing. In addition, a $10,000 non-interest bearing promissory note is due February 28, 2003. If the note is not paid ifull by February 28, 2003, the promissory note will bear interest at 8% per annum on the outstanding principle balance.

On January 5, 2003, the Company closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the '70's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company at closing and a note payable.

The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock tthe Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading dending on the interest payment date.

The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party cagainst the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

                           CLAMSHELL ENTERPRISES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2003
                                   (UNAUDITED)

                                     Assets

Current assets
     Cash and cash equivalents ................................     $       447
     Prepaid expenses and other assets ........................          32,975
                                                                    -----------
           Total current assets ...............................          33,422
                                                                    -----------

Property and equipment - net ..................................           7,963
                                                                    -----------
Other assets
     Website and software development costs - net .............         112,274
     Trademark ................................................           4,000
     Licenses and agreements ..................................         875,000
                                                                    -----------
           Total other assets .................................         991,274
                                                                    -----------

           Total assets .......................................     $ 1,032,659
                                                                    ===========

                      Liabilities and Stockholders' Equity

Current liabilities
     Accounts payable and accrued liabilities .................     $    47,760
     Due to shareholder .......................................          54,600
                                                                    -----------
           Total current liabilities ..........................         102,360
                                                                    -----------
Other liabilities
     Note payable .............................................         675,000
     Due to shareholders ......................................         145,634
                                                                    -----------
           Total other liabilities ............................         820,634
                                                                    -----------

           Total liabilities ..................................         922,994
                                                                    -----------
Commitments and contingencies
Stockholders' equity
     Common stock - $.001 par value,
     50,000,000 shares authorized;
     6,536,562 shares issued and outstanding ..................           6,537

     Additional paid-in-capital ...............................         977,497
     Stock subscription receivable ............................          (8,400)
     Deficit ..................................................        (865,969)
                                                                    -----------
           Total stockholders' equity .........................         109,665
                                                                    -----------

           Total liabilities and stockholders' equity .........     $ 1,032,659
                                                                    ===========

               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                        Three Months Ended
                                                             March 31,

                                                      2003               2002
                                                      ----               ----

Revenues .................................          $ 13,159           $  9,835

Cost of sales ............................            21,184             10,746
                                                    --------           --------

Gross loss ...............................            (8,025)              (911)

Operating expenses .......................            37,607             18,221
                                                    --------           --------

                                                     (45,632)           (19,132)
Loss from operations
 Interest expense ........................            10,456                  -
                                                    --------           --------


Net loss .................................          $(56,088)          $(19,132)
                                                    ========           ========


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                            Three Months Ended
                                                                March 31,

                                                             2003        2002
                                                             ----        ----

Cash flows from operating activities
     Net cash used in operations .......................   $(34,672)   $ (6,996)
                                                           --------    --------

     Cash flows from financing activities
     Bank overdraft ....................................          -      (2,035)
     Proceeds from issuance of common stock ............     50,350       6,000
     Due to shareholder - net ..........................    (15,598)      3,179
                                                           --------    --------

     Net cash provided by financing activities .........     34,752       7,144
                                                           --------    --------

Net increase in cash and cash equivalents ..............         80         148

Cash and cash equivalents - beginning of period ........        367           -
                                                           --------    --------

Cash and cash equivalents - end of period ..............   $    447    $    148
                                                           ========    ========



Supplemental cash flow information:
     Cash paid during the year for:
         Interest ......................................   $      -    $      -
                                                           ========    ========

         Income taxes ..................................   $      -    $      -
                                                           ========    ========

Noncash activities:
See footnote 6 regarding the purchase of the License and Agreement and note payable


               The accompanying notes are an integral part of the
                  condensed consolidated financial statements.

                           CLAMSHELL ENTERPRISES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the financial statements and footnotes thereto included in the Form 10-KSB for the year ended December 31, 2002.

MERGER

On March 31, 2003, ("Merger Date") Clamshell Enterprises, Inc. ("Clamshell") entered into a merger agreement with Shutterport, Inc. ("Shutterport") with Shutterport becoming a wholly- owned subsidiary of Clamshell. Since the former stockholders of Shutterport owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of Shutterport, whereby Shutterport, is deemed to be the accounting acquirer and has adopted the capital structure of Clamshell.

The assets and liabilities of Clamshell were deemed to have been acquired by Shutterport from Clamshell, at the Merger Date. Clamshell did not have any assets at the Merger Date and its liabilities were not significant. All financial information included in this report on Form10-QSB prior to the Merger Date is those of Shutterport, as if Shutterport had been the registrant. The financial information since the Merger Date is those of Clamshell and Shutterport consolidated.

Due to the recapitalization of Shutterport, all reference to shares of Shutterport common stock has been restated to reflect the equivalent number of Clamshell shares outstanding at the Merger Date. In other words, the 5,926,660 Shutterport shares outstanding at March 31, 2003 are restated as 6,536,562 shares outstanding, as shown on the balance sheet

The merger was effected by Shutterport paying $35,000, pursuant to a stock purchase agreement (dated February 3, 2003) to the Clamshell shareholders for 3,331,000 shares of Clamshell or approximately 93% of the 3,585,900 total issued and outstanding common stock of Clamshell.

There were 254,900 remaining Clamshell shares outstanding after the purchase of the stock.

These Clamshell shares acquired were subsequently cancelled by Shutterport and Clamshell issued 5,926,662 shares for the share exchange pursuant to the merger and share exchange agreement ("agreement") with Shutterport's stockholders. Pursuant to the agreement Shutterport's stockholders received one share of Clamshell common stock for each share of Shutterport's stock they held.

Shutterport obtained the funds needed to acquire the Clamshell shares through the sale of Clamshell's equity securities in a private placement under Regulation D, (400,000 shares at $.25 per share) to existing Shutterport stockholders. As part of this private placement, Shutterport in lieu of making a $15,000 payment to MidContinental Securities Corp. (a major stockholder of Clamshell) for the purchase of its Clamshell stock, issued 60,000 shares to MidContinental Securities Corp. At March 31, 2003, 355,000 total shares were purchased or subscribed for as capital raised in the private placement. A total of 6,581,562 common stock shares will be outstanding after all the remaining 45,000 shares from the private placement are sold.

The Company is in the process of changing its name to MediaNet Group Technologies, Inc., therefore no new common stock shares have been physically issued to the stockholders. The Company will issue the shares, in accordance with the agreement and private placement, after the corporate name change formally occurs, on or about May 22, 2003.

All references to "Clamshell", "Shutterport", or the "Company" mean Clamshell or Shutterport separately prior to the merger and Clamshell, as successor to the business of Shutterport, after giving effect to the merger.

DESCRIPTION OF BUSINESS

Shutterport, Inc. formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated in 2003. The Company will charge merchants participating in BSP awards, a percentage of the value of transactions it does.

CAPITAL RESOURCES AND BUSINESS RISKS

The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At March 31, 2003, current liabilities exceeded current assets by $68,938.

The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At March 31, 2003, the Company had an accumulated deficit of $865,969. The Company also realized net loss of $56,088 for the three months ended March 31, 2003.

Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

CONTROL BY PRINCIPAL STOCKHOLDERS

The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

On April 6, 2000, the three founders of Shutterport issued 3,200,000 shares at $.01 per share and became the majority shareholders of the Company. Subsequent to this issuance, 1,635,000 shares were issued to related and other parties, by the founders at $.01 per share.

In June 2000, Shutterport entered into a service agreement with 411now.com, Inc., to develop the web site and the web portal software for the Company. The contract total was $110,000, plus 57,500 shares of the Company. These shares, as determined by management, were valued at $2.00 per share and issued on July 3, 2000.

In June 2000, Shutterport entered into a service agreement with PSINet Strategic Services, Inc. to provide web hosting and consulting services for the Company. The contract was never completed but 146,782 shares were issued on October 24, 2001 to PSINet Strategic Services, Inc. in consideration of the services that were rendered. These shares, as determined by management, were valued at $2.00 per share. Subsequent to these shares being issued, PSINet Strategic Services, Inc. filed for bankruptcy. Included in accounts payable is $4,850, which is the balance due for the services rendered.

From inception to December 31, 2002, shares have been issued to consultants as compensation for consulting services provided to the Company. The total shares issued and outstanding for these services, at December 31, 2002 were 536,380. The Company recognized the cost attributed to these shares in the amount of $.05 per share at the time of issuance.

MidContinental Securities Corp. holds warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2005.

USE OF ESTIMATES

The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SIGNIFICANT ESTIMATE

Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred. There were no research and development costs for the three months ended March 31, 2003 and 2002.

REVENUE RECOGNITION

The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of March 31, 2003 and 2002.

Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the three months ended March 31, 2003 and 2002, revenue derived from barter transactions were not significant.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

EQUIPMENT

Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                       Estimated Useful Lives

Computer Equipment                            5 years

OTHER ASSETS

The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

The Company records impairment losses on capitalized software and other long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those items. The cash flow estimates are based on historical results adjusted to reflect the best estimate of future market and operating conditions. The net carrying value of assets not recoverable is reduced to fair value. Estimates of future cash flows and different assumptions regarding such cash flows could materially affect the estimates.

The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense totaled $11,273 for three months ended March 31, 2003 and 2002. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2002 is as follows:

                           Years               Amount
                           -----               ------
                            2003              $45,090

                            2004              $45,090

                            2005              $33,367

The trademark was placed in service September 2001 and cost approximately $4,000. The Company examines the carrying value of its intangible assets to determine if there are any impairment losses. If indicators of impairment were present in intangible assets used in operations and future cash flows were not expected to be sufficient to recover the assets' carrying amount, an impairment loss would be charged to expense in the period identified. No event has been identified that would indicate an impairment of the value of trademark recorded in the accompanying financial statements.

START-UP COSTS

The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

EQUITY BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Option No. 25 (APB), "Accounting for Stock Issued to Employees." Under APB No. 25 the Company recognizes no compensation expense related to employee stock options, as no options are granted at a price below the market price on the day of grant.

SFAS No. 123, "Accounting for Stock-Based Compensation," prescribes the recognition of compensation expense based on the fair value of options on the grant date, allows companies to continue applying APB No. 25 if certain pro forma disclosures are made assuming hypothetical fair value method application.

INCOME TAXES

Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception.

2. LOSS PER SHARE

Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                          Three Months Ended
                                                               March 31,

                                                          2003          2002
                                                          ----          ----
NUMERATOR FOR BASIC AND DILUTED LPS
  Net loss to common shareholders ................... $   (56,088)  $   (19,132)
                                                      ===========   ===========

DENOMINATOR FOR BASIC AND DILUTED LPS
  Weighted average shares of common stock Outstanding   6,536,562     6,536,562
                                                      ===========   ===========

  LPS - Basic and diluted ........................... $     (0.01)  $     (0.00)
                                                      ===========   ===========

3. STOCKHOLDERS' LOANS

The caption "Due to Stockholders" consists of three separate notes, all of which are unsecured. The short term notes consist of two notes. The first note is for $35,000, bearing an annual interest rate at 6.750%, payable monthly and matures in July 2003. The second note is for $19,600, non-interest bearing, due July 1, 2003. The long term note of $145,634, is non-interest bearing and is due June 30, 2004.

4. EQUIPMENT

      Equipment at cost consists of:

                                                 March 31, 2003
                                                 --------------

                    Computer software and equipment  $17,263

                    Less: accumulated depreciation     9,300
                                                     -------
                         Total ....................  $ 7,963
                                                     =======

Depreciation expense for the three months ended March 31, 2003 and 2002 was $863.

5. INCOME TAXES

The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

As of March 31, 2003, the Company has available a federal net operating loss carryforwards to offset future taxable income. The federal net operating loss carryforwards expire during the years 2020 through 2022.

The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

The utilization of the net operating loss will be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.

6. NOTE PAYABLE

On January 5, 2003, Shutterport closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the 1970's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company that was issued at closing and a note payable.

The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment.

The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading days ending on the interest payment date.

The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.

7. CAPITAL STOCK AND STOCK OPTION PLAN

The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.

The Company has adopted a Non-Qualified stock option plan pursuant to which 500,000 shares of Common Stock have been set aside for issuance upon exercise of stock options. The Plan is designed as a means to retain and motivate key employees, directors and advisors. The Board of Directors administers and interprets the Plan. Options may be granted to all eligible employees of the Company, including officers and non-employee directors and others who perform services for the Company. There are no outstanding options as of March 31, 2003 and 2002.

8. LEGAL PROCEEDINGS

From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

9. COMMITMENTS AND CONTINGENCIES

The Company had an employment agreement with one officer providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits.

10. SUBSEQUENT EVENTS

On April 1, 2003, the Board of Directors authorized an increase in the issuance of its restricted common stock under the private placement, from 400,000 shares to 440,000 shares.

On April 1, 2003, the Board of Directors revoked the existing non-qualified stock option plan. The Board agreed to review a new stock option plan during the fourth quarter of 2003.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24   INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been, Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ITEM 25   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          SEC Filing Fee .............  $   125
          Legal Fees .................  $20,000
          Accounting Fees and Expenses  $ 3,000
          Printing, Postage, Misc ....  $ 2,000
                                        -------
          TOTAL ......................  $20,125

ITEM 26   RECENT SALES OF UNREGISTERED SECURITIES

                                                                     Purchase Price              Aggregate
Name                                          Date        Shares          Per Share         Purchase Price
----                                          ----        ------          ---------         --------------
Edith Silverman .......................    1/30/03        40,000              $0.25                $10,000
Easter Wallace ........................    1/30/03        10,000              $0.25                 $2,500
Francine Moss .........................    1/30/03        10,000              $0.25                 $2,500
Gina M. Scialla .......................    2/13/03        40,000              $0.25                $10,000
Dennis Lane ...........................    2/25/03       100,000              $0.25                $25,000
Todd Berns ............................     3/1/03        20,000              $0.25                 $5,000
Mark Anthony ..........................     3/1/03        11,000              $0.25                 $2,750
Bob&RitaBrand JTWROS ..................     3/1/03        10,000              $0.25                 $2,500
Richard Martel ........................     3/1/03         2,500              $0.25                   $625
Tom & Patty Clarkson ..................     3/1/03         5,000              $0.25                 $1,250
James Charles .........................     3/1/03        10,000              $0.25                 $2,500
Richard Starke ........................     3/1/03        10,000              $0.25                 $2,500
Dominic Pope ..........................     3/1/03        10,000              $0.25                 $2,500
Gerald F. Van Fleet ...................     3/1/03         5,000              $0.25                 $1,250
Thomas J. Walsh .......................     3/1/03         4,000              $0.25                 $1,000
Kevin Hacker ..........................     3/1/03         4,000              $0.25                 $1,000
Col Shelley Lea Bennett ...............     3/1/03         6,000              $0.25                 $1,500
Tom Hill ..............................     3/1/03         2,500              $0.25                   $625
Larry Lipman ..........................     3/6/03        20,000              $0.25                 $5,000
William Strauss .......................    3/11/03        20,000              $0.25                 $5,000
Gus Guilbert ..........................    3/12/03        20,000              $0.25                 $5,000
Peter J & Lisa Luthringer, JT. Ten ....    4/16/03         5,000              $0.25                 $1,250
Jill Trotter ..........................    4/16/03        20,000              $0.25                 $5,000
Dominick & Jeanette Pioppi ............    4/16/03        10,000              $0.25                 $2,500
Joseph & Florence Pioppi ..............    4/16/03        10,000              $0.25                 $2,500
Cosmo A. Palmieri .....................    4/16/03        10,000              $0.25                 $2,500
Joseph H. & Sandre Dowling, JT. TEN ...    4/16/03        10,000              $0.25                 $2,500
Stephen Bushansky .....................    4/16/03         5,000              $0.25                 $1,250
Jack Drury ............................    4/18/03        10,000              $0.25                 $2,500
                                                         -------                                  --------
                                  TOTAL                  440,000                                  $110,000

ITEM 27   EXHIBITS

     2.1 Stock Purchase Agreement, dated as of January 31, 2003, by and among Clamshell Enterprises, Inc., ShutterPort, Inc. as "Buyer" and five individual shareholders of Clamshell Enterprises, Inc. (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2003)

     2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc. (incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on March 4, 2003 and from Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7,
          2003)

     3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 7, 2002)

     3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7, 2002)

     3.3 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7,
          2002)

     3.4  Amendment to Articles of Incorporation *

     5.1  Opinion of Frascona Joiner Goodman and Greenstein, P.C. *

    10.1 Warrant Agreeement between Mid-Continental Securities Corp. and Clamshell Enterprises, Inc. *

    10.2 Security Agreement dated as of January 2003between ShutterPort.Com, Inc. and Adelstein Productions, Inc. *

    10.3 Asset Purchase Agreement dated as of January 5, 2003 by and between Shutterport, Inc.Adelstein Productions, Inc. *

    10.4 Promissory Note dated July 1, 2000 by and between Martin Berns and ShutterPort.Com, Inc. *

    10.5 Promissory Note dated December 31, 2000 by and between Eugene Berns and ShutterPort, Inc. *

    10.6 Promissory Note dated December 31, 2002, by and between Martin Berns and ShutterPort, Inc. *

    23.1 Consent of Livingston, Wachtell & CO, LLP, Certified Public Accountants, New York, NY *

    23.2  Consent of Frascona, Joiner, Goodman and Greenstein, P.C. *
__________

* filed herewith

ITEM 28   UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton,
Florida, on June 3, 2003.

MEDIANET GROUP TECHNOLOGIES,  INC.

      /s/MARTIN BERNS
      Martin Berns, CEO, President and Director


      /s/EUGENE BERNS
      Eugene Berns, Director


      /s/DENNIS LANE
      Dennis Lane, Director


      /s/JOSEPH PORRELLO
      Joseph Porrello, Director


      /s/IVAN BIAL
      Ivan Bial, Secretary and Director


Date: June 3, 2003